SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 3, 2008

XSUNX, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Enterprise, Aliso Viejo, CA 92656

(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2007, XsunX, Inc. (the “Company”) filed an action for breach of contract and declaratory relief in the Superior Court of Orange County, California, against Wharton Capital Partners, Ltd, Wharton Capital Markets LLC, and Capitoline Financial Group LLC. The XsunX Action was brought to seek a court determination that the Company did not owe any fees to the above defendants by reason of a $21 million dollar financing transaction with Fusion Capital Fund II, LLC (“Fusion”). In on or about February 2008 the XsunX Action was removed to the U.S. District Court for the Southern District of New York.

On January 3, 2008, Wharton Capital Partners, Ltd, and Wharton Capital Markets LLC, (“Wharton”) filed an action in the U.S. District Court for the Southern District of New York against the Company pursuant to which Wharton sought fees in an amount equal to seven percent (7%) of the gross proceeds received by the Company under a financing agreement between Fusion Capital Fund II, LLC and the Company.

On May 30, 2008 XsunX and Wharton entered into a Settlement Agreement. Under the Settlement Agreement XsunX has agreed to provide Wharton with eight hundred and seventy five thousand (875,000) shares of its common stock. Subject to the fulfillment of the requirements of Rule 144 of the Securities Act of 1933, Wharton has agreed not to sell or transfer no more than two hundred and fifty thousand (250,000) shares monthly. The Company has also agreed to a one hundred thousand dollar ($100,000) cash payment to be paid in four (4) monthly installments of $25,000 each.

Within five business days after XsunX has made the final payment to Wharton, the parties will file a joint motion, pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), to dismiss both the New York Action and the California Action with prejudice. Each of the parties has unconditionally and irrevocably released, waived, and forever discharged each other from claims related to the XsunX Action and the Wharton Action.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

None.

SECTION 6.  Asset-Backed Securities

None.

SECTION 7 - Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibit(s) is furnished as part of this report:

A. Financial Statements - None

B. Exhibit - 10.1 Settlement Agreement, dated as of May 30, 2008 by and between the Company and Wharton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2008

XSUNX, INC. By: /s/ Tom Djokovich Tom Djokovich, CEO/President